UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 23, 2005

                               OMNICOM GROUP INC.
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             (Exact name of registrant as specified in its charter)

          New York                 No. 001-10551         No. 13-1514814
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(State or other jurisdiction        (Commission          (IRS Employer
     of incorporation)              File Number)       Identification No.)

                437 Madison Avenue
                New York, New York                            10022
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     (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (212) 415-3600

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry into a Material Definitive Agreement.

      (A) The Annual Meeting of stockholders of Omnicom Group Inc. (the "Company") was held on May 24, 2005. At the Annual Meeting, the Company's stockholders approved the Senior Management Incentive Plan (the "Incentive Plan"). The Incentive Plan is currently administered by the Compensation Committee of the Board of Directors. Executives selected by the Committee are eligible to participate in the Incentive Plan. Each participant in the Incentive Plan may be paid a bonus of up to 2% of the Company's Earnings (as defined in the Incentive Plan) for the relevant Performance Period (as defined in the Incentive Plan), reduced in the discretion of the Committee by such amount, if any, as the Committee deems appropriate. Bonuses will be payable, as determined by the Committee, in cash and/or equity-based awards. To the extent that equity-based awards are granted in lieu of cash they will be granted under another plan maintained by the Company. Payments of bonuses under the Incentive Plan are intended to constitute "qualified performance-based compensation" under the provisions of section 162(m) of the Internal Revenue Code, which limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain "covered employees", unless the compensation is "qualified performance-based compensation."

      The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to such plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

      (B) On May 23, 2005, the Compensation Committee of the Company's Board of Directors designated the executive officers of the Company as participants under the Incentive Plan. The Committee also established criteria to assist it in determining certain participants' bonuses under the Incentive Plan. The criteria will serve as guidelines for the Committee's exercise of its negative discretion in applying the formula under the Incentive Plan. The criteria are based on the Company's earnings per share growth for the applicable year. In some cases, the criteria are also based on the following performance measures for the Company subsidiary with which an executive officer is affiliated: pretax profit margin, net profit and revenue growth, in each case as compared to the same measure for the prior year.

      (C) On May 23, 2005, the Company and its wholly owned subsidiaries Omnicom Finance Inc., Omnicom Capital Inc. and Omnicom Finance Plc (the "Borrowers" and, together with the Company, the "Loan Parties") entered into an Amended and Restated Five Year Credit Agreement (the "Credit Agreement") with the lenders named therein (the "Lenders"), Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN Amro Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A. and HSBC USA, N.A., as documentation agents, and Citibank, N.A. as administrative agent (the "Agent") for the Lenders. The Credit Agreement has a maturity date of May 23, 2010. Under the Credit Agreement, the Lenders committed to provide advances and letters of credit in an aggregate amount of up to $2,100,000,000. Interest on the borrowings under the Credit Agreement is payable at a base rate or Eurocurrency rate, in either case plus an applicable margin and fees. Borrowings under the Credit Agreement may be used for general corporate


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

purposes of the Borrowers and their subsidiaries, including as commercial paper liquidity support and to fund acquisitions not prohibited under the Credit Agreement.

      The terms of the Credit Agreement include customary representations and warranties, affirmative and negative covenants (including certain financial covenants) and events of default. Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants or agreements under the Credit Agreement, and certain defaults of other indebtedness, the Agent may terminate the obligation of the Lenders under the Credit Agreement to make advances and issue letters of credit and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, the obligation of each Lender to make advances and issue letters of credit shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable. Subject to the terms and conditions of the Credit Agreement, the Company may request that the Lenders' commitments under the Credit Agreement be increased; provided that in no event may the aggregate amount of the Lenders' commitments under the Credit Agreement at any time exceed $2,250,000,000.

      The obligations of the Borrowers under the Credit Agreement are guaranteed by the Company.

      The foregoing description of the Credit Agreement does not purport to be a complete statement of the parties' rights and obligations under the Credit Agreement and the transactions contemplated by the Credit Agreement. The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit
10.2 and is incorporated herein by reference.

      The Company has also received commitments for a new 364-day revolving credit facility which provides for up to $400 million of borrowings. The terms of the commitments provide that the facility will be available from June 2005 through June 2006 and the Company will have the right to convert borrowings at maturity into a one-year term loan.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      The information described above under Part C of "Item 1.01 Entry into a Material Definitive Agreement" is hereby incorporated herein by reference.


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

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits.

      The following exhibits are filed as part of this Current Report on Form
      8-K:

      10.1        Senior Management Incentive Plan

      10.2 Amended and Restated Five Year Credit Agreement (the "Agreement"), dated as of May 23, 2005, by and among Omnicom Finance Inc., a Delaware corporation, Omnicom Capital Inc., a Connecticut corporation, Omnicom Finance Plc, a corporation organized under the laws of England and Wales, Omnicom Group Inc., a New York corporation, the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages of the Agreement, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN Amro Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A. and HSBC Bank USA, N.A., as documentation agents, and Citibank, N.A., as administrative agent for the lenders.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       OMNICOM GROUP INC.

Date: May 26, 2005                     By: /s/ Michael J. O'Brien
                                           -------------------------------------
                                           Name:  Michael J. O'Brien
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary


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

                                  EXHIBIT INDEX

    Exhibit No.                      Exhibit
    -----------                      -------

      10.1        Senior Management Incentive Plan

      10.2 Amended and Restated Five Year Credit Agreement (the "Agreement"), dated as of May 23, 2005, by and among Omnicom Finance Inc., a Delaware corporation, Omnicom Capital Inc., a Connecticut corporation, Omnicom Finance Plc, a corporation organized under the laws of England and Wales, Omnicom Group Inc., a New York corporation, the banks, financial institutions and other institutional lenders and initial issuing banks listed on the signature pages of the Agreement, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as lead arrangers and book managers, ABN Amro Bank N.V., as syndication agent, JPMorgan Chase Bank, N.A. and HSBC Bank USA, N.A., as documentation agents, and Citibank, N.A., as administrative agent for the lenders.


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